Exhibit 21.1

Subsidiaries of B. Riley Financial, Inc.

Jurisdiction of Organization/
Subsidiary	Incorporation

B. Riley & Co., LLC	Delaware
B. Riley Capital Markets, LLC	Delaware
B. Riley Asset Management, LLC	Delaware
Riley Investment Management, LLC	Delaware
Great American Group, LLC	California
Great American Group Energy Equipment, LLC	California
Great American Group WF, LLC	California
GA Retail International, Inc.	California
Great American Group Machinery & Equipment, LLC*	California
Great American Group Intellectual Property Advisors, LLC	California
Great American Group Advisory and Valuation Services, LLC*	California
Great American Global Partners, LLC	California
GA Keen Realty Advisors, LLC	New York
GA Capital, LLC	Delaware
Great Retail Deals, LLC	California
GA Asset Advisors, LTD	England and Wales
GA Europe Investments 100, LTD	England and Wales
GA Europe Investments 200, LTD	England and Wales
GA Europe Investments 300, LTD	England and Wales
GA Europe Investments 400, LTD	England and Wales
GA Europe Investments 500, LLP	United Kingdom
GA Europe Investments 600, LTD	England and Wales
Stratton Partners, LTD	England and Wales
GA Industrial, LTD	England and Wales
Big Brands 4 Less, LTD	England and Wales
GA Australia Pty., LTD	Victoria, Australia

*	Great American Group, Inc. owns less than 100% of these subsidiaries.